UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 30, 2005
IVAX Corporation

(Exact name of registrant as specified in its charter)

Florida	1-09623	16-1003559

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

4400 Biscayne Boulevard, Miami, Florida	33137

(Address of principal executive offices)	(Zip Code)
(305) 575-6000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 30, 2005, IVAX Corporation, a Florida corporation (“IVAX”), entered into Amendments (the “Amendments”) to its change in control employment agreements (the “Employment Agreements”) with certain officers, including Dr. Frost, Mr. Flanzraich, Dr. Hsiao, and Dr. Henein. Pursuant to the Amendments, the Employment Agreements have been amended to comply with Section 409A of the Internal Revenue Code. The amendment will permit a delay in the payment of severance if required under Section 409A the Internal Revenue Code. In addition, Dr. Henein and certain other officers will receive interest at a rate of 5% per annum on the delayed payments to compensate them for the delay in the severance if they remain employed for six months after the close of the merger transaction with Teva Pharmaceutical Industries Limited or are terminated without cause. All other terms of the Employment Agreements remain the same.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the forms of Amendment, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.
Item 8.01 Other Events
     As of December 30, 2005, the holders of approximately $1,040,729,000 aggregate principal amount of IVAX’ outstanding convertible notes had elected to convert those notes in accordance with their respective terms. Additionally, approximately $50,499,000 of our 4.5% convertible senior subordinated notes were tendered to us pursuant to our offer to repurchase which expired on December 23, 2005. After giving effect to those conversions and repurchases, approximately $260,672,000 aggregate principal amount of IVAX’ convertible notes remained outstanding. IVAX has borrowed approximately $630 million under its previously disclosed $700 million credit facility to satisfy its obligations to repurchase the 4.5% notes tendered and to pay the “principal return” in connection with the conversion of its convertible notes that contain a “net share settlement” feature. IVAX intends to draw on the remaining available balance under the credit facility to satisfy any additional amounts payable by IVAX in connection with the conversion and/or repurchase of its outstanding convertible notes.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

10.1	Form of amendment to Employment Agreement (Change in Control) between IVAX Corporation and certain officers (Group A)
10.2	Form of amendment to Employment Agreement (Change in Control) between IVAX Corporation and certain officers (Group B)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IVAX CORPORATION
By:	/s/ Steven D. Rubin
	Name:	Steven D. Rubin
	Title:	Senior Vice President, General Counsel and Secretary

Date: January 3, 2006

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